2008 EQUITY INCENTIVE PLAN
OF

CELLULAR DYNAMICS INTERNATIONAL, INC.
(formerly known as iPS CELLS, INC.)

(Amended and restated July, 2009; further amended January, 2010;
further amended April, 2011; further amended October, 2012)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees, Directors and Consultants using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees, Directors and Consultants, to provide a stronger incentive for such Employees, Directors and Consultants to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees, Directors and Consultants with a proprietary interest in the performance and growth of the Company.

1.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)“Administrator” shall mean (1) with respect to the grant and the administration of Awards to Employees and Consultants, the committee of the Board of Directors from time to time designated as such Administrator by the Board of Directors, or, if no such committee is so designated, the Board of Directors, and (2) with respect to the grant and the administration of Awards to Directors, the Board of Directors.

(b)“Award” shall mean an Option, Shares, Restricted Stock, or Restricted Stock Units granted under the Plan.

(c)“Board of Directors” shall mean the entire board of directors of the Company, including both Employee and non-Employee members.

(d)“Cause” shall mean termination of a Participant’s employment with the Company or service as a Consultant upon, as applicable, (1) any failure of the Participant to substantially perform his or her duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and the Participant fails to resume performance of his or her duties on a continuous basis within fourteen (14) days after receiving such demand, (2) such Participant’s commission of a material violation of any law or regulation applicable to the Company or a Subsidiary or the Participant’s activities in respect of the Company or a Subsidiary, (3) such Participant’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) in the case of an Employee, such Participant’s chronic absence from work other than by reason of a serious health condition, (5) such Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e)“Change of Control” shall mean the occurrence of any of the following events:

(1)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities, provided, however, no change of control shall be deemed to occur as a result of an acquisition of voting securities of the Company by any other corporation or entity where immediately following such acquisition, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such acquisition;

(2)    a merger or consolidation of the Company with another corporation in which the Company is not the survivor, provided, however, no change of control shall be deemed to occur if immediately following such merger or consolidation, more than 50% of the total voting power represented by such other corporation’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such merger or consolidation; or

(3)    the sale or disposition by the Company of all or substantially all the Company’s assets, provided, however, no change of control will be deemed to occur if such sale or disposition is to another entity where, immediately following such transaction, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such transaction.

Following an event described in any of the provisos to clauses (1), (2), or (3), above, the acquiring, successor, or transferee entity, as the case may be, will thereafter be treated as the Company for purposes of this definition.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)“Company” shall mean Cellular Dynamics International, Inc., formerly known as iPS Cells, Inc., a Wisconsin corporation.

(h)“Consultant” shall mean an individual who is providing services, as a consultant or other service provider (other than as an Employee or a Director but, without affecting what is provided in Subparagraph 5(g)(5) hereunder or any provision to similar effect in any Award Agreement), to the Company or a Subsidiary.

(i)“Director” shall mean an individual who is a member of the Board of Directors.

(j)“Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(k)“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(l)“Fair Market Value of a Share” shall mean, as of any date:

(1)    if market quotations are readily available on an established securities market for the Shares, the closing sales price per Share on any exchange or market where the Shares are traded (as selected by the Administrator) on the date in question or, if the Shares are not traded on such date, on the first business date preceding the date in question on which the Shares are traded on such exchange or market and for which quotations are available; or

(2)    notwithstanding the foregoing, on the date that an initial public offering of the Shares occurs, the price at which a Share is sold in the initial public offering; or

(3)    if clauses (l)(1) and (l)(2) are not applicable, the fair market value of a Share as determined in good faith by the Administrator in conformity with applicable law on the date in question.

(m)“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(n)“Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section 6 of the Plan.

(o)“Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director or a Consultant, a Non‑Statutory Stock Option granted under the Plan.

(p)“Option Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which an Option is granted to such Participant.

(q)“Participant” shall mean an Employee, Director or Consultant to whom an Award has been granted under the Plan.

(r)“Plan” shall mean this 2008 Equity Incentive Plan of the Company.

(s)“Restricted Stock” shall mean Shares granted to a Participant by the Administrator which have been designated as “Restricted Stock” to the extent such Shares remain unvested.
(t)“Restricted Stock Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Restricted Stock has been granted to such Participant.
(u)“Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Section 6 of the Plan.
(v)“Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Restricted Stock Units are granted to such Participant.

(w)“Share” or “Shares” shall mean the $0.0001 par value common stock of the Company.

(x)“Subsidiary” shall mean any entity in which the Company owns, directly or indirectly, more than 50% of the voting interests entitled to vote in the election of directors, or any comparable governing body if the entity does not have directors.

(y)“10% Shareholder” shall mean a 10% shareholder of the Company within the meaning of Section 422 of the Code.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine. The headings herein are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of the provisions hereof.

2.	AWARDS AVAILABLE UNDER THE PLAN

(a)Awards. The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Shares, Restricted Stock, and Restricted Stock Units under the Plan.

(b)Determinations by Administrator. The Administrator shall have the authority, subject to the express provisions of the Plan and applicable law, to determine the Employees, Directors or Consultants to whom Awards are granted under the Plan, the terms and provisions of each such Award, and rules that shall apply to Awards in order to carry out the Plan, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

3.	SHARES RESERVED UNDER PLAN

The aggregate number of Shares that may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed 20,357,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Section 8 of the Plan. For purposes of determining the maximum number of Shares available for issuance under the Plan, (a) as to any Shares issued pursuant to an Award that are forfeited hereunder, such forfeited Shares shall be treated, following such forfeiture, as Shares that have not been issued; (b) any Shares subject to an Award that are used in settlement of tax withholding obligations shall be treated, following such settlement, as Shares that have not been issued; and (c) as to any Option that is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares tendered shall be treated, following the issuance of Shares pursuant to such exercise, as issued, notwithstanding that such tendered Shares may have been actually issued or paid upon such exercise.

4.	ELIGIBILITY

(a)Awards to Directors and Consultants. Directors and Consultants shall be eligible to receive grants of Nonstatutory Stock Options, Shares, Restricted Stock and Restricted Stock Units under the Plan.

(b)Awards to Employees. Employees shall be eligible to receive grants of Nonstatutory Stock Options, Incentive Stock Options, Shares, Restricted Stock and Restricted Stock Units under the Plan.

(c)Award Determinations. In determining the Employees and Consultants to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees and Consultants, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its sole discretion shall deem relevant.

5.	OPTIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)Types of Options. An Option to purchase Shares granted pursuant to this Plan to any Employee shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b)Maximum Annual Grant of Incentive Stock Options to Any Employee. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c)Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of a grant of an Incentive Stock Option to a Participant who is a 10% Shareholder).

(d)Vesting Conditions; Exercise Period.

(1)    The Administrator shall have the authority to establish the terms of any Option including the conditions under which an Option and/or Shares that may be or are acquired upon exercise of an Option shall vest and other terms and conditions under which an Option may be exercised and Shares may be acquired upon such exercise. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Consultant or a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives.

(2)    Except as determined by the Administrator or as otherwise provided in this Plan, upon a Participant ceasing to be an Employee, a Director, or a Consultant, as the case may be, such Participant shall forfeit any Option or portion of an Option that was granted to such Participant in such capacity and that has not vested at the time of such cessation.

(3)    Except as otherwise determined by the Administrator, an Option (i) shall be exercisable only to the extent the Option is vested and (ii) shall vest according to the following schedule: (A) the Option shall vest as to one-fourth of the Shares covered by the Option on the first anniversary of the date of grant of the Option, and (B) the Option shall vest as to another one-fourth of the Shares covered by the Option on each of the three subsequent anniversaries of such date, provided that the Participant is still an Employee, a Director, or a Consultant, as the case may be, on each such vesting date. The Administrator may permit the exercise of an Option to the extent unvested. If so permitted, then upon the exercise of an Option or portion of an Option that has not vested, the Shares received pursuant to such exercise to the extent attributable to the unvested portion of the Option shall be Restricted Stock subject to Section 6 hereof, and having a vesting schedule the same as the vesting schedule of the Option or portion of the Option in respect of which the Shares were received.
(4)    Notwithstanding the foregoing, except as otherwise determined by the Administrator at the time of grant, all outstanding Options held by a Participant shall become fully vested and immediately exercisable in full, upon the first to occur of the Participant’s death or Disability while an Employee, a Director or a Consultant, as the case may be.
(5)    Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant (five years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder). Every Option which has not been exercised within ten years of its date of grant (five years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder) shall lapse upon the expiration of such ten‑year period (such five‑year period in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder) unless it shall have lapsed at an earlier date.

(e)Exercise.

(1)    Except as otherwise permitted by the Administrator, an Option shall be exercisable by delivery to the Company (to the attention of its Secretary), at its offices in Madison, Wisconsin, of (i) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, (ii) payment in full of the exercise price of the Shares then being acquired as provided in Paragraph 5(f) hereof, (iii) execution and delivery of a stockholder agreement substantially in the form determined by the Administrator from time to time which shall be provided to the Participant at the time of execution and delivery of the Option Agreement, and (iv) execution of such other documentation as is determined to be necessary or appropriate by the Administrator from time to time the form of which shall be provided to the Participant at the time of execution and delivery of the Option Agreement.

(2)    The Company shall have the right to delay the issue or delivery of any Shares to be delivered upon exercise of an Option until (i) the completion of such registration or qualification of such Shares under any federal, state or foreign law, ruling or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from the Participant of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

(f)Payment of Exercise Price. Except as otherwise determined by the Administrator at the time of grant, the exercise price shall be paid in cash in full at the time that an Option is exercised. The Administrator may permit the Participant to pay such price, in whole or in part in Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. If the Participant is permitted by the Administrator to pay all or a part of the exercise price in Shares and elects to do so, such Participant may make such payment by delivering to the Company a number of Shares, either directly or by attestation, which are equal in value to the purchase or exercise price. For this purpose, all Shares so delivered shall be valued per share at the Fair Market Value of a Share on the business day immediately preceding the day on which such Shares are delivered.

(g)Cessation of Status. Except as otherwise determined by the Administrator:

(1)    Any Participant who ceases to be an Employee, a Director or a Consultant due to Disability shall have one (1) year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder).

(2)    In the event of the death of a Participant while an Employee, a Director or a Consultant, any Option, as to all or any part of the Shares subject to such Option, granted to such Participant shall be exercisable:
(A)    for one (1) year after the Participant’s death, but in no event subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder); and

(B)    only (i) by the designated beneficiary of the deceased (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, (ii) by the personal representative, administrator, or other representative of the estate of the deceased Participant, or by the person or persons to whom the deceased rights of the deceased Participant under the Option shall pass by will or the laws of descent and distribution.

(3)    A Participant who holds an Option and who has designated a beneficiary for purposes of Subparagraph 5(g)(2)(B)(i) hereof may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4)    If a Participant ceases to be an Employee, a Director or a Consultant, as the case may be, for a reason other than those specified above in this Section 5, such Participant shall have ninety (90) days from the date of such cessation to exercise any Option that was granted to such Participant in such capacity as to all or part of the Shares subject thereto as to which such Participant has a present right to exercise such Option as of the date of such cessation; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder). Notwithstanding the foregoing, if a person ceases to be an Employee or a Consultant because of a termination of employment or service as a Consultant for Cause, to the extent an Option held by such Participant is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(5)    Notwithstanding the foregoing, in the event that a Participant ceases to be an Employee but becomes a Consultant, or ceases to be a Consultant but becomes an Employee, such Participant will not be considered to have ceased to be an Employee or a Consultant, as the case may be, for purposes of this Section 5.

(h)Extension of Periods. The Administrator may in its sole discretion extend the period permitted for exercise of an Option upon a Participant ceasing to be an Employee, a Director or a Consultant as otherwise provided in this Section 5 if allowable under applicable law; provided, however, that in no event may an Option be exercisable subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder).

(i)Transferability. Except as otherwise provided in this Paragraph 5(i), or as otherwise determined by the Administrator, an Option granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer an Option granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or except as otherwise determined by the Administrator at the time of grant, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would be the Participant.

6.	RESTRICTED STOCK/RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement or, in the case of an Option over Restricted Stock, such terms shall be confirmed by the execution of an Option Agreement.
(b)Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered. In the event that a Participant purports to sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber any Restricted Stock, such Restricted Stock shall be forfeited to the Company.

(c)Vesting Conditions.

(1)    The Administrator shall have the authority to establish the terms of any grant of Restricted Stock or Restricted Stock Units including the terms and conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Consultant or a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives.

(2)    Except as otherwise determined by the Administrator, the conditions under which all Restricted Stock and Restricted Stock Units will vest shall be the following schedule: (i) the Restricted Stock and Restricted Stock Units will vest as to one‑fourth of the Shares granted or that may be distributed in respect thereof, as the case may be, on the first anniversary of the date of grant and as to an additional one‑fourth of such Shares as of each of the three subsequent anniversaries of such date, provided that the Participant is still an Employee, a Director, or a Consultant, as the case may be, on each such vesting date. Notwithstanding the foregoing, except as otherwise determined by the Administrator at the time of grant, all Restricted Stock and Restricted Stock Units will become fully vested upon the first to occur of the Participant’s death or Disability while in the employ of or providing service to the Company.

(d)Cessation of Status. Except as determined by the Administrator or as otherwise provided in this Plan, upon a Participant ceasing to be an Employee, a Director, or a Consultant, as the case may be, such Participant shall forfeit any Restricted Stock or Restricted Stock Units that have not vested as of the time of such cessation and that was granted to such Participant in such capacity.
(e)Retention of Certificates. The Company will retain custody of the stock certificates representing Restricted Stock, as well as a stock power signed by the Participant for use in the event the Restricted Stock is forfeited to the Company.
(f)Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, that Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Stock Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or except as otherwise determined by the Administrator at the time of grant, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g)No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, or any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(h)Distribution of Shares with respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Section 8 hereof. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares that the Company otherwise would be obligated to deliver. The fair market value per Share for this purpose will be the Fair Market Value of a Share on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Shares in respect of Restricted Stock Units shall be distributed to the Participant in respect thereof as of the vesting date or dates; provided, however, that, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Units vest.

(i)Dividends and Distributions with respect to Restricted Stock Units. In the event of any cash dividend or other distribution with respect to Shares, then, except as otherwise provided by the Administrator at the time of grant, as to Restricted Stock Units held by a Participant on the last day of the fiscal year of the Company that includes the record date for such dividend or distribution, the Participant shall be credited as of the last day of such fiscal year with such number of additional Restricted Stock Units, if any, as may be deemed equitable by the Administrator to give proper effect to such cash dividend or other distribution, taking into account the Restricted Stock Units held by the Participant as of the record date for such cash dividend or distribution. Restricted Stock Units credited under this Paragraph 6(i) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest and be distributed.

7.	LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, and Restricted Stock Unit Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

8.	ADJUSTMENT PROVISIONS

(a)Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares of Company stock, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number and class (and as applicable series) of Shares authorized to be offered in accordance with Section 3 hereof and the other limitations contained in Section 3 hereof, the number and class (and as applicable series) of Shares subject to each outstanding Option, and the number and class (and as applicable series) of Shares to which each outstanding Award of Restricted Stock Unit relates, and the exercise price applicable to each outstanding Option shall be appropriately adjusted as determined by the Administrator. No fractional Share shall be issued under the Plan resulting from any such adjustment but the Administrator in its sole discretion may make a cash payment in lieu of a fractional Share.

(b)Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options or Restricted Stock Units into cash, (3) the conversion of Awards into the right to receive securities, including options, of another person upon such terms and conditions as are determined by the Administrator in its sole discretion and/or (4) the lapse of all Awards after notice in writing has been given that Awards may be exercised within a set period from the date of such notice and that Awards not exercised within such period shall lapse.

(c)Binding Effect. Without limiting the generality of what is provided in Paragraph 2(b) hereof and for avoidance of doubt, any adjustment, waiver, conversion or other action taken by the Administrator under this Section 8 shall be conclusive and binding on all Participants and the Company and their respective successors and assigns.

9.	TAXES

The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required to be withheld under applicable law in connection with any Award, and the Company may defer making delivery of Shares until arrangements satisfactory to it have been made with respect to any such withholding obligations. If a Participant is permitted by the Administrator to do so, the Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate fair market value equal to the amount of the required withholding tax. For this purpose, the fair market value per share will equal the Fair Market Value of a Share on the business day immediately preceding the date the Shares are withheld. If the Company will not accept Shares for payment of withholding taxes, the Participant must transfer cash to the Company equal to the withholding obligation.

10.	EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Board of Directors, shall become effective as of the date of such approval, subject to approval of the Plan by ratification of the shareholders.

11.	TERMINATION AND AMENDMENT

(a)Termination or Amendment of Plan. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted on or after the ten (10) year anniversary of the effective date of the Plan. The Board of Directors may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation or accounting standard applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law. Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

(b)Amendment of Awards. Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Option Agreement, Restricted Stock Agreement, or Restricted Stock Unit Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (1) would not materially and adversely affect the

Participant or (2) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Section 8 hereof.
Notwithstanding the above to the contrary, the Board of Directors or the Administrator may amend the Plan or the terms of any Award at any time, without the consent of any Participant, in order to cause the Plan or such Award to meet the requirements of Section 409A of the Code and any guidance promulgated thereunder in order to avoid causing any Participant to become subject to interest and/or penalties that would otherwise by imposed under Section 409A of the Code. In the event this Plan is terminated, any amounts allocated to a Participant hereunder that are subject to Section 409A of the Code shall be distributed to the Participant only in a manner permitted under Section 409A of the Code and any guidance promulgated thereunder.

12.	OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

13.	NO RIGHT TO EMPLOYMENT OR SERVICE

The Plan shall not confer upon any person any right to continue employment or service with the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment or service at any time.

14.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, applied without regard to the laws of any other jurisdiction that otherwise would govern under conflict of law principles.

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